Exhibit 1.1

Execution Version

PRICING AGREEMENT
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC

As Representatives of the several
Underwriters named in Schedule I hereto
BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street
New York, New York 10281

                        October 28, 2019
Ladies and Gentlemen:
The Hershey Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 28, 2019 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto and described in the final term sheet substantially in the form of Schedule III(b) hereto (the “Designated Securities”).
Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time as set forth in Schedule II to this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the Applicable Time in relation to the Prospectus relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.
The Prospectus (including a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereto, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.
[Signature pages to follow]

Very truly yours,
The Hershey Company
By: /s/ Steven E. Voskuil
Name: Steven E. Voskuil
Title:   Senior Vice President, Chief Financial Officer
By: /s/ Bjork Hupfeld
Name: Bjork Hupfeld
Title:   Treasurer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:
BofA Securities, Inc.
By: /s/ Sandeep Chawla
Name: Sandeep Chawla
Title: Managing Director

Citigroup Global Markets Inc.
By: /s/ Adam D. Border
Name: Adam D. Border
Title: Director

J.P. Morgan Securities LLC
By: /s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

RBC Capital Markets, LLC
By: /s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

For themselves and as Representatives
of the several Underwriters named in Schedule I hereto

[Signature Page to Pricing Agreement]

SCHEDULE I

	Principal Amount of 2024 Notes to be Purchased	Principal Amount of 2029 Notes to be Purchased	Principal Amount of 2049 Notes to be Purchased
Underwriter
BofA Securities, Inc.	$54,000,000	$54,000,000	$72,000,000
Citigroup Global Markets Inc.	$54,000,000	$54,000,000	$72,000,000
J.P. Morgan Securities LLC	$54,000,000	$54,000,000	$72,000,000
RBC Capital Markets, LLC	$54,000,000	$54,000,000	$72,000,000
PNC Capital Markets LLC	$30,000,000	$30,000,000	$40,000,000
Santander Investment Securities Inc.	$15,000,000	$15,000,000	$20,000,000
U.S. Bancorp Investments, Inc.	$15,000,000	$15,000,000	$20,000,000
CIBC World Markets Corp.	$10,500,000	$10,500,000	$14,000,000
Loop Capital Markets LLC	$6,000,000	$6,000,000	$8,000,000
The Williams Capital Group, L.P.	$4,500,000	$4,500,000	$6,000,000
Banco Bradesco BBI S.A.	$3,000,000	$3,000,000	$4,000,000
Total	$300,000,000	$300,000,000	$400,000,000

SCHEDULE I Page 1

SCHEDULE II
Title of Designated Securities:
2.050% Notes due November 15, 2024 (the “2024 Notes”)
2.450% Notes due November 15, 2029 (the “2029 Notes”)
3.125% Notes due November 15, 2049 (the “2049 Notes” and, together with the 2024 Notes and the 2029 Notes, the “Designated Securities”)
Aggregate Principal Amount:
$300,000,000 of the 2024 Notes
$300,000,000 of the 2029 Notes
$400,000,000 of the 2049 Notes
Price to Public:
99.914% of the principal amount of the 2024 Notes, plus accrued interest, if any, from October 31, 2019.

99.964% of the principal amount of the 2029 Notes, plus accrued interest, if any, from October 31, 2019.

99.612% of the principal amount of the 2049 Notes, plus accrued interest, if any, from October 31, 2019.

Purchase Price to Underwriters:
99.564% of the principal amount of the 2024 Notes, plus accrued interest, if any, from October 31, 2019; and the selling concession shall be 0.200% and the reallowance concession shall be 0.150%, in each case of the principal amount of the 2024 Notes.
99.514% of the principal amount of the 2029 Notes, plus accrued interest, if any, from October 31, 2019; and the selling concession shall be 0.250% and the reallowance concession shall be 0.150%, in each case of the principal amount of the 2029 Notes.
98.737% of the principal amount of the 2049 Notes, plus accrued interest, if any, from October 31, 2019; and the selling concession shall be 0.525% and the reallowance concession shall be 0.315%, in each case of the principal amount of the 2049 Notes.
Indenture:
Indenture dated as of May 14, 2009, between the Company and U.S. Bank National Association, as Trustee.
Maturity:
2024 Notes: November 15, 2024.
2029 Notes: November 15, 2029.
2049 Notes: November 15, 2049.
Interest Rate:
2024 Notes: 2.050% from and including the original issue date.
2029 Notes: 2.450% from and including the original issue date.
2049 Notes: 3.125% from and including the original issue date.

SCHEDULE II Page 1

Interest Payment Dates:
May 15 and November 15 of each year, commencing on May 15, 2020.
Interest Payment Record Dates:
May 1 and November 1 of each year, commencing on May 1, 2020.
Redemption Provisions:
2024 Notes: Prior to October 15, 2024, the Company may redeem the 2024 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the principal amount of the 2024 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable “Make-Whole Amount,” as defined in the Prospectus Supplement dated October 28, 2019 (the “Prospectus Supplement”), if any.
At any time on or after October 15, 2024, the Company may redeem the 2024 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
2029 Notes: Prior to August 15, 2029, the Company may redeem the 2029 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the principal amount of the 2029 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable “Make-Whole Amount,” as defined in the Prospectus Supplement, if any.
At any time on or after August 15, 2029, the Company may redeem the 2029 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
2049 Notes: Prior to May 15, 2049, the Company may redeem the 2049 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the principal amount of the 2049 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable “Make-Whole Amount,” as defined in the Prospectus Supplement, if any.
At any time on or after May 15, 2049, the Company may redeem the 2049 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Reinvestment Rate Spread for Make Whole Amount:
2024 Notes: T+0.100%.
2029 Notes: T+0.100%.
2049 Notes: T+0.150%.
Sinking Fund Provisions:
No sinking fund provisions.
Other Provisions:
As set forth in the Prospectus Supplement dated October 28, 2019 to the Prospectus dated May 31, 2018.

SCHEDULE II Page 2

Time of Delivery:
9:00 a.m. (EDT), October 31, 2019.
Closing Location:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Names and addresses of Representatives:
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC

Address for Notices:
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Facsimile: (212) 901-7881

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Facsimile: (646) 291-1469
Attention: General Counsel

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Facsimile: (212) 834-6081
Attention: (212) 834-4533

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281
Facsimile: (212) 658-6137
Attention: Transaction Management

Applicable Time:
(For purposes of the Underwriting Agreement):
3:30 p.m. (EDT), October 28, 2019.

SCHEDULE II Page 3

SCHEDULE III(a)

•	Final Term Sheet, dated October 28, 2019, substantially in the form of Schedule III(b) hereto.

SCHEDULE III(a) Page 1

SCHEDULE III(b)
FINAL TERM SHEET
Dated October 28, 2019

THE HERSHEY COMPANY
$300,000,000 2.050% NOTES DUE NOVEMBER 15, 2024
$300,000,000 2.450% NOTES DUE NOVEMBER 15, 2029
$400,000,000 3.125% NOTES DUE NOVEMBER 15, 2049

Name of Issuer:                     The Hershey Company

Title of Securities:                 2.050% Notes due November 15, 2024 (the “2024 Notes”)
2.450% Notes due November 15, 2029 (the “2029 Notes”)
3.125% Notes due November 15, 2049 (the “2049 Notes” and, together with the 2024 Notes and the 2029 Notes, the “Notes”)

Aggregate Principal Amount:            2024 Notes: $300,000,000
2029 Notes: $300,000,000
2049 Notes: $400,000,000
Issue Price (Price to Public):             2024 Notes: 99.914% of principal amount
2029 Notes: 99.964% of principal amount
2049 Notes: 99.612% of principal amount

Maturity Date:                    2024 Notes: November 15, 2024
2029 Notes: November 15, 2029
2049 Notes: November 15, 2049

Coupon (Interest Rate):                 2024 Notes: 2.050%
2029 Notes: 2.450%
2049 Notes: 3.125%

Benchmark Treasury:                 2024 Notes: UST 1.500% due October 31, 2024
2029 Notes: UST 1.625% due August 15, 2029
2049 Notes: UST 2.875% due May 15, 2049

Spread to Benchmark Treasury:             2024 Notes: T+40 basis points (0.400%)
2029 Notes: T+60 basis points (0.600%)
2049 Notes: T+80 basis points (0.800%)

Benchmark Treasury Price and Yield:         2024 Notes: 99-06¼; 1.668%
2029 Notes: 97-30+; 1.854%
2049 Notes: 111-08; 2.345%

Yield to Maturity:                 2024 Notes: 2.068%
2029 Notes: 2.454%
2049 Notes: 3.145%

Interest Payment Dates:	May 15 and November 15 of each year, commencing on May 15, 2020

SCHEDULE III(b) Page 1

Interest Payment Record Dates:	May 1 and November 1 of each year, commencing on May 1, 2020

Redemption Provisions:
2024 Notes: Prior to October 15, 2024, we may redeem the 2024 Notes in whole or in part at any time and from time to time at our option at a redemption price equal to the sum of (1) the principal amount of the 2024 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable “Make-Whole Amount” (Treasury plus 10 basis points).

At any time on or after October 15, 2024, we may redeem the 2024 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

2029 Notes: Prior to August 15, 2029, we may redeem the 2029 Notes in whole or in part at any time and from time to time at our option at a redemption price equal to the sum of (1) the principal amount of the 2029 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable “Make-Whole Amount” (Treasury plus 10 basis points).

At any time on or after August 15, 2029, we may redeem the 2029 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

2049 Notes: Prior to May 15, 2049, we may redeem the 2049 Notes in whole or in part at any time and from time to time at our option at a redemption price equal to the sum of (1) the principal amount of the 2049 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable “Make-Whole Amount” (Treasury plus 15 basis points).

At any time on or after May 15, 2049, we may redeem the 2049 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Denominations:	$2,000 or integral multiples of $1,000 in excess thereof

Legal Format:                     Registration Statement No. 333-225303

SCHEDULE III(b) Page 2

Net Proceeds to The Hershey Company
(before expenses):                 $992,182,000

Settlement Date*:                 T+3 days; October 31, 2019

Joint Book-Running Managers:             BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
PNC Capital Markets LLC

Co-Managers:	Banco Bradesco BBI S.A.
CIBC World Markets Corp.
Loop Capital Markets LLC
Santander Investment Securities Inc.
U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.

CUSIP:                         2024 Notes: 427866 BC1
2029 Notes: 427866 BD9
2049 Notes: 427866 BB3

ISIN:                        2024 Notes: US427866BC11
2029 Notes: US427866BD93
2049 Notes: US427866BB38

Ratings**:	[Reserved]

The offer and sale of the Securities to which this final term sheet relates have been registered by The Hershey Company by means of a registration statement on Form S-3 (SEC File No. 333-225303).
____________________

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll free at (800) 294-1322, Citigroup Global Markets Inc. toll free at (800) 831-9146, J.P. Morgan Securities LLC collect at (212) 834-4533 or RBC Capital Markets, LLC toll free at (866) 375-6829.

*Note: Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the trade date will be required, by virtue of the fact that the Notes initially will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

**Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

SCHEDULE III(b) Page 3